AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2025

1940 Act File No. 811-03213

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 281
(Check appropriate box or boxes)

NATIONWIDE VARIABLE INSURANCE TRUST
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ONE NATIONWIDE PLAZA
MAIL CODE 1-18-102
COLUMBUS, OHIO 43215
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

(614) 435-5787
Registrant’s Telephone Number, including Area Code

Send Copies of Communications to:

ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
ONE NATIONWIDE PLAZA	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OHIO 43215	2000 K STREET, N.W., SUITE 700
(NAME AND ADDRESS OF AGENT FOR SERVICE)	WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 281 (the “Amendment”) to the Registration Statement of Nationwide Variable Insurance Trust (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 280 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 29, 2025 under the 1940 Act (Accession No. 0001193125-25-103470) (“Amendment No. 280”), as pertaining to Parts B of the NVIT U.S. 130/30 Equity Fund, NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Fund, and NVIT GS Small Cap Equity Insights Fund (together, the “Funds”), each a series of the Registrant.

Parts A and Parts B of the Funds, as filed in Amendment No. 280, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statement and the Report of Independent Registered Public Account Firm of the Funds for the fiscal year ended December 31, 2024, as filed with the Commission on February 27, 2025 (Accession No. 0001398344-25-003664) contained in the Annual Report of the Registrant, dated December 31, 2024, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE VARIABLE INSURANCE TRUST
NVIT GS Emerging Markets Equity Insights Fund
NVIT GS International Equity Insights Fund
NVIT GS Large Cap Equity Fund
NVIT GS Small Cap Equity Insights Fund
NVIT U.S. 130/30 Equity Fund

Amendment dated July 1, 2025
to the Statement of Additional Information (“SAI”) dated April 29, 2025

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.
On June 10, 2025, the Board of Trustees of Nationwide Variable Insurance Trust (the “Trust”) approved the nomination of Tracy Bollin (the “New Trustee”) to serve as a Trustee of the Trust. His term commenced on July 1, 2025. The New Trustee is not considered to be an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended.

2.	Effective immediately, the SAI is amended as follows:

a.	The following supplements the table under the heading “Independent Trustees” beginning on page 37 of the SAI:

Tracy Bollin
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1970	Trustee since July 2025	115
Principal Occupation(s) During the Past Five Years (or Longer)
From 2015 until 2021, Mr. Bollin served as Vice President and CFO of Principal Funds, Managing Director of Fund Operations for Principal Global Investors, and President of Principal Shareholder Services.

Other Directorships held During the Past Five Years[2] Board member of On With Life since September 2024.
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Bollin has held multiple roles in the financial services industry, including positions in capital markets, finance, operations, and as a board member.

b.	The information under the heading “Committees of the Board” beginning on page 42 of the SAI is modified as follows:

i.	The last sentence in the second paragraph is deleted and replaced with the following:

“The Audit and Operations Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Kosel, Ms. Petersen, Mr. Kridler, Mr. Wezdenko (Chair) and Mr. Bollin, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

c.	The table under the heading “Ownership of Shares of Nationwide Funds as of December 31, 2024” beginning on page 43 of the SAI is deleted in its entirety and replaced with the following:

Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds[1]	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Tracy Bollin[2]	None	None
Kristina Bradshaw	None	Over $100,000
Lorn C. Davis	None	Over $100,000
Barbara I. Jacobs	None	Over $100,000
Keith F. Karlawish	None	Over $100,000
Carol A. Kosel	None	Over $100,000
Douglas F. Kridler	None	Over $100,000
Charlotte Petersen	None	Over $100,000
David E. Wezdenko	None	Over $100,000

[1]
Individual investors, like the Trustees, are not eligible to purchase shares of the Funds because Fund shares are sold to separate accounts of insurance companies to fund benefits payable under variable insurance contracts or to registered management investment companies advised by NFA.

[2]	Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.
d.
The table and accompanying footnotes under the heading “Ownership in the Funds’ Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2024” on page 44 of the SAI are deleted in their entirety and replaced with the following:

Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Tracy Bollin[4]	N/A	N/A	N/A	None	N/A
Kristina Bradshaw	N/A	N/A	N/A	None	N/A
Lorn C. Davis	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
Charlotte Petersen	N/A	N/A	N/A	None	N/A
David E. Wezdenko	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.

[2]  As of December 31, 2024, subadvisers to the Trust included: Allspring Global Investments, LLC; Amundi Asset Management US, Inc.; AQR Capital Management, LLC; Atlanta Capital Management Company, LLC; BlackRock Investment Management, LLC; Columbia Management Investment Advisers, LLC; DoubleLine Capital LP; Dreyfus, a division of Mellon Investments Corporation; Federated Investment Management Company; Goldman Sachs Asset Management, L.P.; Insight North America LLC; Invesco Advisers, Inc.; Jacobs Levy Equity Management, Inc.; J.P. Morgan Investment Management Inc.; Lazard Asset Management LLC; Loomis, Sayles & Company, L.P.; Nationwide Asset Management, LLC; Newton Investment Management North America, LLC; NS Partners Ltd; Victory Capital Management Inc.; WCM Investment Management, LLC; and Wellington Management Company LLP.

[3] Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4] Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.

e.	The table under the heading “Compensation of Trustees” on page 44 of the SAI is deleted in its entirety and replaced with the following:

Name of Trustee	Aggregate Compensation from the Trust	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Tracy Bollin[2]	$0	N/A	N/A	$0
Kristina Bradshaw	284,688	N/A	N/A	385,000
Lorn C. Davis	284,688	N/A	N/A	385,000
Barbara I. Jacobs	295,777	N/A	N/A	400,000
Keith F. Karlawish	366,007	N/A	N/A	495,000
Carol A. Kosel	296,439	N/A	N/A	401,000
Douglas F. Kridler	310,566	N/A	N/A	420,000
Charlotte Petersen	284,721	N/A	N/A	385,000
David E. Wezdenko	295,777	N/A	N/A	400,000

[1] As of December 31, 2024, the Fund Complex included two trusts comprised of 115 investment company funds or series. [2] Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION

ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated as of June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Variable Insurance Trust, a Delaware Statutory Trust (the “Trust” or “NVIT”), previously filed as Exhibit EX-23.a with the Trust’s registration statement on August 26, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated as of August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V and VI of the Amended Declaration and Articles II and VII of the Amended Bylaws, incorporated by reference to Exhibits (a) and (b), respectively, define the rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement among the Trust and Nationwide Fund Advisors (“NFA”), dated May 1, 2007, previously filed as Exhibit EX-99.d.1 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended February 3, 2025, previously filed as EX-28.d.1.a with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(2)
Investment Advisory Agreement among the Trust and NFA, dated October 16, 2017, previously filed as Exhibit EX-28.d.2 with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended March 12, 2025, previously filed as Exhibit EX-28.d.2.a with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

	(3)	Subadvisory Agreements
(a)
Amended Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.2.g with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(i)
Exhibit A to the Amended Subadvisory Agreement, amended January 10, 2017, previously filed as Exhibit EX-28.d.2.d.i with the Trust’s registration statement on February 3, 2017, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, NFA and Wellington Management Company, LLP, dated March 24, 2008, previously filed as Exhibit EX-23.d.2.aa with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended September 19, 2017, previously filed as Exhibit EX-28.d.3.l.i with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(c)
Subadvisory Agreement among the Trust, NFA and Lazard Asset Management LLC, dated June 17, 2013, previously filed as Exhibit EX-28.d.2.aa with the Trust’s registration statement on January 7, 2014, is hereby incorporated by reference.

(i)
Amendment to Exhibit A to the Subadvisory Agreement, as amended January 1, 2023, previously filed as Exhibit EX-28.d.3.h.ii with the Trust’s registration statement on January 3, 2023, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated September 3, 2014, previously filed as Exhibit EX-28.2.aa with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(i)
Exhibits A and B to the Subadvisory Agreement, amended May 1, 2015, previously filed as Exhibit EX-28.2.bb.i with the Trust’s registration statement on April 21, 2015, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated December 10, 2015, previously filed as Exhibit EX-16.6.b.xxvii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(f)
Subadvisory Agreement among the Trust, NFA and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.2.v with the Trust’s registration statement on February 8, 2008, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.2.k.i with the Trust’s registration statement on January 17, 2014, is hereby incorporated by reference.
(g)
Subadvisory Agreement among the Trust, NFA and DoubleLine Capital LP, dated October 16, 2017, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, NFA and AQR Capital Management, LLC, dated November 13, 2017, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on April 19, 2018, is hereby incorporated by reference.

(i)
Subadvisory Agreement among the Trust, NFA and BlackRock Investment Management, LLC, dated July 2, 2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, as amended March 12, 2025, previously filed as Exhibit EX-28.d.3.i.i with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, NFA and WCM Investment Management, LLC, dated October 8, 2018, previously filed as Exhibit EX-28.d.3.cc with the Trust’s registration statement on January 7, 2019, is hereby incorporated by reference.

	(i)	Exhibit A to the Subadvisory Agreement, amended September 13, 2019, previously filed as Exhibit EX-28.d.3.bb.i with the Trust’s registration statement on October 4, 2019.
(k)
Subadvisory Agreement among the Trust, NFA and Invesco Advisers, Inc., dated May 24, 2019, previously filed as Exhibit EX-28.d.3.dd with the Trust’s registration statement on July 16, 2019, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, NFA and Goldman Sachs Asset Management, L.P., dated June 13, 2019, previously filed as Exhibit EX-28.d.3.ee with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, NFA and J.P. Morgan Investment Management Inc., dated June 13, 2019, previously filed as Exhibit EX-28.d.3.ff with the Trust’s registration statement on July 26, 2019, is hereby incorporated by reference.

	(i)	Amendment to Subadvisory Agreement, dated March 10, 2021, previously filed as Exhibit EX-28.d.3.z.i with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.
	(ii)	Amendment to Subadvisory Agreement, dated June 15, 2022, previously filed as Exhibit EX-28.d.3.s.ii with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.
(iii)
Amendment to Subadvisory Agreement, as amended January 1, 2025 and March 12, 2025, previously filed as Exhibit EX-28.d.m.iii with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, NFA and Jacobs Levy Equity Management, Inc., dated September 13, 2019, previously filed as Exhibit EX-28.d.3.gg with the Trust’s registration statement on October 4, 2019, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended February 21, 2023, previously filed as Exhibit EX-28.d.3.t.i with the Trust’s registration statement on January 18, 2023, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, NFA and Putnam Investment Management, LLC, dated February 3, 2025, previously filed as Exhibit EX-28.d.3.o with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, NFA and Dreyfus, a division of Mellon Investments Corporation, dated September 1, 2023, previously filed as Exhibit EX-28.d.3.s with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, NFA and Newton Investment Management North America, LLC, effective August 31, 2021, previously filed as Exhibit EX-28.d.3.aa with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended October 1, 2024, previously filed as Exhibit EX-28.d.3.t.i with the Trust’s registration statement on December 17, 2024, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, NFA and Allspring Global Investments, LLC, effective November 1, 2021, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, NFA and Loomis, Sayles & Company, L.P., effective June 30, 2021, previously filed as Exhibit EX-28.d.3.z with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended April 14, 2025, previously filed as Exhibit EX-28.d.3.s.i with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, NFA and NS Partners LTD, effective June 30, 2021, previously filed as Exhibit EX-28.d.3.aa with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, amended October 1, 2023, previously filed as Exhibit EX-28.d.3.w.i with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, NFA and Victory Capital Management Inc., effective December 9, 2021, previously filed as Exhibit EX-28.d.3.bb with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, as amended March 31, 2025, previously filed as Exhibit EX-28.d.3.u.i with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(v)	Subadvisory Agreement among the Trust, NFA and GQG Partners LLC, effective March 12, 2025, is filed herewith as Exhibit EX-28.d.3.v.
(w)
Subadvisory Agreement among the Trust, NFA and FIAM LLC, effective January 8, 2025, previously filed as EX-28.d.3.w with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(i)
Exhibit A to the Subadvisory Agreement, as amended March 12, 2025, previously filed as Exhibit EX-28.d.3.w.i with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

	(4)	Fund of Funds Investment Agreements
(a)
Fund of Funds Investment Agreement among the Trust, NFA and American Funds Insurance Series, effective January 19, 2022, previously filed as Exhibit EX-28.d.4.a with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(b)
Fund of Funds Investment Agreement among the Trust, BlackRock Variable Series Funds, Inc. and BlackRock Advisors, LLC, effective January 19, 2022, previously filed as Exhibit EX-28.d.4.b with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(c)
Fund of Funds Investment Agreement among the Trust, Nationwide Mutual Funds, BlackRock ETF Trust, BlackRock ETF Trust II, iShares Trust, iShares, Inc. and iShares U.S. ETF Trust, effective January 19, 2022, previously filed as Exhibit EX-28.d.4.c with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(e)	(1)
Underwriting Agreement between the Trust and Nationwide Fund Distributors, LLC (“NFD”), dated May 1, 2007, previously filed as Exhibit EX-99.e with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(a)
Schedule A to the Underwriting Agreement, amended March 12, 2025, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(f)	Not applicable.
(g)	(1)
Global Custody Agreement between the Trust and JPMorgan Chase National Association (formerly, JPMorgan Chase Bank), dated April 4, 2003, previously filed as Exhibit EX-23.g.2 with the Trust’s registration statement on April 28, 2003, is hereby incorporated by reference.

		(a)	Waiver to Global Custody Agreement, dated May 2, 2005, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on April 28, 2005, is hereby incorporated by reference.
(b)
Rider to Global Custody Agreement Cash Trade Execution Product, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.d with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

		(c)	Concentration Accounts Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on April 23, 2010, is hereby incorporated by reference.
(d)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-16.9.a.iv with the Trust’s registration statement on Form N-1A on October 28, 2020, is hereby incorporated by reference.

		(e)	Amendment to Global Custody Agreement, dated March 8, 2012, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on September 15, 2020, is hereby incorporated by reference.
(f)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-16.9.a.iii with the Trust’s registration statement on Form N-14 on December 22, 2015, is hereby incorporated by reference.

(g)
Amendment to Global Custody Agreement, effective February 1, 2022, previously filed as Exhibit EX-28.g.1.g with the Trust’s registration statement on April 19, 2022, is hereby incorporated by reference.

		(h)	Amendment to Global Custody Agreement, effective as of March 12, 2025, previously filed as EX-28.g.1.h with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement between the Trust, Nationwide Mutual Funds and Nationwide Fund Management LLC (“NFM”), dated May 1, 2010, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(a)
Schedule C of the Joint Fund Administration and Transfer Agency Agreement, amended September 1, 2012, previously filed as Exhibit EX-28.h.1.a with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(2)
Administrative Services Plan, dated May 1, 2007, amended March 12, 2025, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(3)
Expense Limitation Agreement between the Trust and NFA, dated May 1, 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on April 14, 2008, is hereby incorporated by reference.

(a)
Amendment to the Expense Limitation Agreement, dated December 11, 2012, previously filed as Exhibit EX-28.h.3.b with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(b)
Amendment to the Expense Limitation Agreement, dated May 1, 2017, previously filed as Exhibit EX-28.h.3.b with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(c)
Amendment to the Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.3.c with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(d)
Exhibit A to the Expense Limitation Agreement, amended as of April 14, 2025, previously filed as Exhibit EX-28.h.3.d with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(4)
Assignment and Assumption Agreement between NVIT-Massachusetts (“NVIT-MA”) and the Trust, dated May 2, 2005, assigning NVIT-MA’s title, rights, interests, benefits and privileges in and to certain contracts in the Agreement, previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on January 17, 2006, is hereby incorporated by reference.

(5)
Fund Participation Agreement among NFM, Nationwide Financial Services, Inc. (“NFS”), American Funds Insurance Series and Capital Research and Management Company, dated May 1, 2007, previously filed as Exhibit EX-23.h.6 with the Trust’s registration statement on September 25, 2008, is hereby incorporated by reference.

(6)
Master-Feeder Services Agreement between the Trust and NFM, dated May 1, 2007, for the American Funds NVIT Growth Fund, American Funds NVIT Global Growth Fund, American Funds NVIT Asset Allocation Fund, American Funds NVIT Bond Fund and American Funds NVIT Growth-Income Fund (collectively, the “Feeder Funds”), previously filed as Exhibit EX-23.h.7 with the Trust’s registration statement on April 30, 2007, is hereby incorporated by reference.

(7)
Amended and Restated Fee Waiver Agreement between the Trust and NFM, dated May 1, 2021, relating to the NVIT American Funds Asset Allocation Fund, NVIT American Funds Bond Fund, NVIT American Funds Global Growth Fund, NVIT American Funds Growth Fund, and NVIT American Funds Growth-Income Fund, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on April 15, 2021, is hereby incorporated by reference.

(8)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2024, relating to the NVIT BlackRock Managed Global Allocation Fund, NVIT DoubleLine Total Return Tactical Fund, NVIT Blueprint® Aggressive Fund, NVIT Blueprint® Moderately Aggressive Fund, NVIT Blueprint® Capital Appreciation Fund, NVIT Blueprint® Moderate Fund, NVIT Blueprint® Balanced Fund, NVIT Blueprint® Moderately Conservative Fund, NVIT Blueprint® Conservative Fund, NVIT Blueprint® Managed Growth Fund, NVIT Blueprint® Managed Growth & Income Fund, NVIT Calvert Equity Fund, NVIT BNY Mellon Dynamic U.S. Equity Income Fund, NVIT J.P. Morgan Digital Evolution Strategy Fund, NVIT J.P. Morgan Large Cap Growth Fund and NVIT J.P. Morgan US Technology Leaders Fund, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(9)
Fund Participation Agreement among NFA, NFD, and NFS, dated May 2, 2005, previously filed as Exhibit EX-28.h.22 with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(i)
Form of Amendment to the Fund Participation Agreement by and among NFA, NFD, and NFS, dated May 1, 2013, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.22.i with the Trust’s registration statement on April 22, 2013, is hereby incorporated by reference.

(10)
Participation Agreement among the Trust, iShares Trust, iShares U.S. ETF Trust, iShares, Inc., iShares U.S. ETF Company, Inc. and iShares Sovereign Screened Global Bond Fund, Inc., relating to certain series of the Trust, dated September 10, 2014, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(11)
Fund of Funds Participation Agreement among the Trust, NFA, WisdomTree Trust and WisdomTree Asset Management, Inc., dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(12)
Purchasing Fund Agreement among the Trust, PowerShares Exchange-Traded Fund Trust, PowerShares Exchange-Traded Fund Trust II, PowerShares India Exchange-Traded Fund Trust and PowerShares Actively Managed Exchange-Traded Fund Trust, relating to certain series of the Trust, dated September 10, 2014, previously filed as Exhibit EX-28.h.26 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(13)
Investing Fund Agreement between the Trust and Market Vectors ETF Trust, dated September 10, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(14)
12(d)(1) Investing Agreement between the Trust and Vanguard Trusts, dated October 31, 2014, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.28 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(15)
Investing Fund Agreement between the Trust, First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded  AlphaDEX® Fund and First Trust Exchange-Traded AlphaDEX® Fund II, relating to certain series of the Trust, previously filed as Exhibit EX-28.h.29 with the Trust’s registration statement on February 12, 2015, is hereby incorporated by reference.

(16)
Expense Limitation Agreement between the Trust and NFA, dated May 1, 2017, relating to the BlackRock NVIT Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(a)
Amendment to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.21.a with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(b)
Amendment to Expense Limitation Agreement, dated September 13, 2023, previously filed as Exhibit EX-28.h.16.b with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(c)
Amendment to Expense Limitation Agreement, dated September 13, 2023, previously filed as Exhibit EX-28.h.16.c with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(17)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2025, relating to the NVIT BlackRock Managed Global Allocation Fund, previously filed as Exhibit EX-28.h.17 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(18)
Form of Fund of Funds Participation Agreement among the Trust, on behalf of the BlackRock NVIT Managed Global Allocation Fund, NFA, BlackRock Variable Series Funds, Inc., on behalf of certain series of its trust, and BlackRock Advisors, LLC, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on April 28, 2015, is hereby incorporated by reference.

(19)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2025, relating to the NVIT Blueprint® Aggressive Fund, NVIT Blueprint® Moderately Aggressive Fund, NVIT Blueprint® Capital Appreciation Fund, NVIT Blueprint® Moderate Fund, NVIT Blueprint® Balanced Fund, NVIT Blueprint® Moderately Conservative Fund and NVIT Blueprint® Conservative Fund, previously filed as Exhibit EX-28.h.19 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(20)
Administrative Services Fee Waiver Agreement between the Trust and NFS, dated May 1, 2025, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.20 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(21)
Fee Waiver Agreement between the Trust and NFA, dated May 1, 2025, relating to the NVIT Real Estate Fund, previously filed as Exhibit EX-28.h.21 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(22)
Amended and Restated Fee Waiver Agreement between the Trust and NFA, effective as of April 1, 2025, relating to the NVIT Allspring Discovery Fund, NVIT BNY Mellon Dynamic U.S. Core Fund, NVIT Calvert Equity Fund, NVIT Fidelity Institutional AM® Emerging Markets Fund (formerly, NVIT Emerging Markets Fund), NVIT Invesco Small Cap Growth Fund, NVIT Jacobs Levy Large Cap Core Fund, NVIT Loomis Short Term Bond Fund, NVIT Victory Mid Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT NS Partners International Focused Growth Fund and NVIT Real Estate Fund, previously filed as Exhibit EX-28.h.22 with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(23)
Fee Waiver Agreement between the Trust and NFA, dated July 1, 2020, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.30 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(24)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2025, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.24 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(25)
Investment Advisory Fee Waiver Agreement between the Trust and NFA, dated May 1, 2025, relating to the NVIT Government Money Market Fund, previously filed as Exhibit EX-28.h.25 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(26)
12b-1 Fee Waiver Agreement between the Trust and NFD, dated May 1, 2025, relating to the NVIT International Index Fund, previously filed as Exhibit EX-28.h.26 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(27)
Expense Limitation Agreement between the Trust and NFA, dated November 12, 2021, relating to the NVIT AllianzGI International Growth Fund, NVIT BNY Mellon Dynamic U.S. Equity Income Fund, NVIT Emerging Markets Fund, NVIT Mid Cap Index Fund, NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Wells Fargo Discovery Fund, NVIT BNY Mellon Core Plus Bond Fund, and NVIT Managed American Funds Asset Allocation Fund, previously filed as Exhibit EX-28.h.27 with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(28)
Expense Limitation Agreement between the Trust and NFA, dated November 12, 2021, relating to the NVIT American Funds Asset Allocation Fund and NVIT American Funds Growth Fund, previously filed as Exhibit EX-28.h.28 with the Trust’s registration statement on January 12, 2022, is hereby incorporated by reference.

(29)
Expense Limitation Agreement between the Trust and NFA, dated May 24, 2024, relating to the NVIT Loomis Short Term Bond Fund, previously filed as EX-28.h.29 with the Trust’s registration statement on December 17, 2024, is hereby incorporated by reference.

(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.

(l)	Not applicable.
(m)
Distribution Plan under Rule 12b-1, dated May 1, 2007, as amended March 12, 2025, previously filed as Exhibit EX-28.m with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.

(n)	Rule 18f-3 Plan, dated May 1, 2007, as amended March 12, 2025, previously filed as Exhibit EX-28.n with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.
(o)	Not applicable.
(p)	(1)
Code of Ethics for NFA, the Trust and Nationwide Mutual Funds, amended November 2023, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(2) Code of Ethics for NFD, dated January 1, 2024, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.
(3)
Code of Ethics for JPMorgan Asset Management (“JPMAM”), effective April 26, 2023, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(4)
Code of Business Conduct and Ethics for BlackRock, Inc. (and its subsidiaries), effective December 7, 2021, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(5)
Code of Ethics for Capital Research and Management Company, dated April 2020, previously filed as Exhibit EX-28.p.8 with the Trust’s registration statement on April 16, 2020, is hereby incorporated by reference.

(6)
Code of Ethics for Allspring Global Investments, LLC, effective December 1, 2024, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(7)
Code of Ethics for Nationwide Asset Management, LLC, effective June 2024, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(8)
Code of Ethics for Wellington Management Company, LLP, dated December 1, 2023, previously filed as Exhibit EX-28.p.9 with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(9)
Code of Ethics and Personal Investment Policy for Lazard Asset Management LLC, effective April 2022, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

(10)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.27 with the Trust’s registration statement on April 19, 2017, is hereby incorporated by reference.

(11)
Code of Ethics for DoubleLine Capital LP, effective February 15, 2022, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 19, 2023, is hereby incorporated by reference.

(12)
Code of Ethics for AQR Capital Management, LLC, amended March 2024, previously filed as Exhibit EX-28.p.12 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(13)
Code of Ethics and Personal Trading Policy for North America for Invesco Advisers, Inc., effective January 2025, previously filed as Exhibit EX-28.p.13 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(14)
Code of Ethics for WCM Investment Management, LLC, adopted June 30, 2024, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

	(15)
Code of Ethics for Goldman Sachs Asset Management, L.P., dated September 17, 2024, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

	(16)	Code of Ethics for Personal Investing for FIAM LLC, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on April 11, 2025, is hereby incorporated by reference.
	(17)
Personal Trading Policy and Code of Conduct for Dreyfus, a division of Mellon Investments Corporation, dated March 2024, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

	(18)
Code of Conduct for Newton Investment Management North America, LLC, dated 2024, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

	(19)	Code of Ethics for NS Partners Ltd, dated September 2024, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.
	(20)
Code of Ethics for Loomis, Sayles & Company, L.P., effective January 14, 2000, as amended October 18, 2024, previously filed as Exhibit EX-28.p.20 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

	(21)
Code of Ethics for Victory Capital Management Inc., effective July 1, 2023, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on April 18, 2024, is hereby incorporated by reference.

	(22)
Morgan Stanley Investment Management Public Side Code of Ethics and Personal Trading Guidelines for Atlanta Capital Management Company, L.L.C., effective December 12, 2024, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

	(23)
Personal Investments and Insider Trading Policy for Putnam Investment Management, LLC, revised September 9, 2024, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on April 17, 2025, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Barbara I. Jacobs, dated June 14, 2017, previously filed as Exhibit EX-28.q.2 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(2)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(3)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(4)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on June 22, 2017, is hereby incorporated by reference.

	(5)
Power of Attorney with respect to the Trust for Kevin T. Jestice, dated March 15, 2023, previously filed as Exhibit EX-28.q.6 with the Trust’s registration statement on March 16, 2023, is hereby incorporated by reference.

	(6)
Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

	(7)
Power of Attorney with respect to the Trust for David E. Wezdenko dated January 1, 2021, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on March 24, 2021, is hereby incorporated by reference.

	(8)
Power of Attorney with respect to the Trust for David Majewski, dated September 28, 2022, previously filed as Exhibit EX-28.q.12 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

	(9)
Power of Attorney with respect to the Trust for Kristina Bradshaw, dated January 1, 2023, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on January 18, 2023, is hereby incorporated by reference.

	(10)
Power of Attorney with respect to the Trust for Charlotte Petersen, dated January 1, 2023, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on January 18, 2023, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.

ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers. The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission). The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Mutual Funds. To the Registrant’s knowledge, the Directors and Officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of NFA. The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
Kevin T. Jestice	President and Chief Executive Officer of Nationwide Investment Management Group; Senior Vice President of Nationwide Mutual Insurance Company	President and Director	President, Chief Executive Officer and Principal Executive Officer
Lee T. Cummings	Senior Vice President and Head of Fund Operations of Nationwide Investment Management Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Senior Vice President and Head of Fund Operations

Name and Address	Principal Occupation	Position with NFA	Position with Funds
Kevin D. Grether	Vice President of NFA and Chief Compliance Officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A
Denise L. Skingle	Senior Vice President, Finance & Strategy Legal and Corporate Secretary of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Investment Management Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and General Counsel
Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A
David A. Garman	Vice President-Enterprise Governance & Finance Legal of Nationwide Mutual Insurance Company	Vice President and Assistant Secretary	N/A
Mark E. Hartman	Sr. Counsel, Corporate Governance and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
David Dokko	Sr. Counsel, Corporate Governance and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	Director	N/A
Steve Hall	Senior Investment Professional	Associate Vice President-Derivatives Risk Manager	N/A
Tonya G. Walker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
(b)	Information for the Subadvisers

(1)
AQR Capital Management, LLC (“AQR”) acts as subadviser for the NVIT AQR Large Cap Defensive Style Fund. Except as listed below, the directors and officers of AQR have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position With AQR	Other Company	Position With Other Company
Lasse Pedersen, Principal	Copenhagen Business School Howitzvej 60, 2000 Frederiksberg, Denmark 2815 2815	Professor (2011-present)
Tobias Moskowitz, Principal	Yale University School of Management Yale University New Haven, CT 06511	Dean Takahashi Professor of Finance (2016-present)
	Commonfund 15 Old Danbury Road Wilton, CT 06897	Board Member (2022-present)
David Kabiller, Principal	Arqitel Investment Management, LP 9800 Wilshire Blvd., Suite 203 Beverly Hills, CA 90212	Chairman and Founding Partner (2022-present)

(2)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the NVIT S&P 500 Index Fund, NVIT Small Cap Index Fund, NVIT Mid Cap Index Fund, NVIT International Index Fund, NVIT Bond Index Fund, NVIT BlackRock Equity Dividend Fund, NVIT iShares Fixed Income ETF Fund, NVIT iShares Global Equity ETF Fund and NVIT NASDAQ-100 Index Fund. The directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(3)
DoubleLine Capital LP (“DoubleLine”) acts as subadviser to the NVIT DoubleLine Total Return Tactical Fund. Except as noted below, no director, officer, or partner of DoubleLine have been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with DoubleLine	Other Company	Position with Other Company
Jeffrey E. Gundlach, Chief Executive Officer, Chief Investment Officer	DoubleLine Funds Trust, DoubleLine ETF Trust	Chairman of the Board of Trustees
Ronald R. Redell, Executive Vice President	DoubleLine Funds Trust	President, Interested Trustee
	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Chairman of the Board of Trustees

Name and Position with DoubleLine	Other Company	Position with Other Company
Earl Lariscy, General Counsel	DoubleLine Funds Trust	Vice President
	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President and Assistant Secretary
Jeffrey J. Sherman, Deputy Chief Investment Officer	DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund DoubleLine ETF Trust	Vice President President
Youse Guia, Chief Compliance Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund, DoubleLine ETF Trust	Chief Compliance Officer
Cris Santa Ana, Chief Risk Officer	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Secretary
Patrick Townzen, Director of Operations	DoubleLine Funds Trust, DoubleLine Opportunistic Credit Fund, DoubleLine Income Solutions Fund, DoubleLine Yield Opportunities Fund	Vice President

(4)
Dreyfus, a division of Mellon Investments Corporation (“MIC”) acts as subadviser to the NVIT Government Money Market Fund. MIC also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of MIC have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(5)
FIAM LLC (“FIAM”) acts as subadviser to the NVIT Fidelity Institutional AM® Emerging Markets Fund and the NVIT Fidelity Institutional AM® Worldwide Fund. To the knowledge of the Registrant, no director, officer, or partner of FIAM has engaged in any other business, profession, vocation or employment of a substantial nature during the last two fiscal years other than in their capacity as director, officer, employee, partner or trustee of affiliated entities.

(6)
Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as subadviser to the NVIT GS Emerging Markets Equity Insights Fund, NVIT GS International Equity Insights Fund, NVIT GS Large Cap Equity Fund and NVIT GS Small Cap Equity Insights Fund. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(7)
Invesco Advisers, Inc. (“Invesco”) acts as subadviser to the NVIT Invesco Small Cap Growth Fund and NVIT Multi-Manager Small Company Fund.  Except as noted below, no director, officer, or partner of Invesco has been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

The following table provides information with respect to the principal executive officer and the directors of Invesco.
Registrant's investment sub-adviser, Invesco is located at 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. In addition to providing sub-advisory services, Invesco, through its subsidiaries, engages in the business of investment management on an international basis. The directors, officers, or partners of Invesco have held, during the past two fiscal years, the following positions of a substantial nature.

Name	Position
Andrew R. Schlossberg	Director and Sr. Vice President
L. Allison Dukes	Director
Todd Kuehl	Chief Compliance Officer
Greg Ketron	Treasurer
Mark Gregson	Chief Accounting Officer and Controller
Terry Gibson Vacheron	Chief Financial Officer
Jeffrey H. Kupor	Director
Crissie M. Wisdom	Anti-Money Laundering Compliance Officer
Tony Wong	Director, President, Chief Executive Officer

(8)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the NVIT Multi-Manager Small Company Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT U.S. 130/30 Equity Fund, NVIT Jacobs Levy Large Cap Core Fund, and NVIT Jacobs Levy Large Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(9)
J.P. Morgan Investment Management, Inc. (“JPMIM”), a registered investment adviser, and a wholly owned subsidiary of J. P. Morgan & Co., acts as subadviser to the NVIT J.P. Morgan U.S. Equity Fund, NVIT J.P. Morgan Digital Evolution Strategy Fund, NVIT J.P. Morgan Innovators Fund, NVIT J.P. Morgan Large Cap Growth Fund, NVIT J.P. Morgan US Technology Leaders Fund and NVIT J.P. Morgan Inflation Managed Fund. The directors and executive officers of JPMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of JPMIM or its affiliates.

(10)
Lazard Asset Management LLC (“Lazard”) acts as subadviser to the NVIT International Equity Fund. The directors and officers of Lazard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(11)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the NVIT Loomis Core Bond Fund, NVIT Loomis Short Term Bond Fund and NVIT Loomis Short Term High Yield Fund. The address of Loomis Sayles is One Financial Center, Boston, Massachusetts 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  The information listed below is for the last two fiscal years.

Name and Position with Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited 77 Coleman Street, 6th Floor, London, England EC2R 5BJ	Representative of Loomis Sayles as a corporate Director
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #05-01/03, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director, Chairman and President (2020 - 2022)
	Loomis Sayles (Netherlands) B.V. Stadsplateau 7, Utrecht, Netherlands 3521 AZ	Managing Director
	Loomis Sayles Capital Re, SAS 43 avenue Pierre Mendès -France 75013 Paris	Chairman of the Supervisory Board
	NIM-os, LLC One Financial Center, Boston, MA 02111	Manager
Matthew J. Eagan Co-Head and Portfolio Manager, Full Discretion, and Director	None.	None.
Daniel J. Fuss Vice Chairman and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 - 2021)
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 - 2021)
John R. Gidman Chief Operating Officer and Director	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director and Chief Executive Officer (2020 - 2022)
	NIM-os Technologies, Inc. One Financial Center, Boston, MA 02111	Director
	NIM-os, LLC One Financial Center, Boston, MA 02111	Manager

Name and Position with Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company
David L. Giunta Director	Natixis Investment Managers, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US; Manager
	Natixis Advisors, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer; Manager
	Natixis Distribution, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer; Manager
	AEW Capital Management, Inc. Two Seaport Lane, Boston, MA 02210	Director
	Gateway Investment Advisers, LLC 312 Walnut Street, Cincinnati, OH 45202	Manager
	Harris Associates, Inc. 111 South Wacker Drive, Suite 4600, Chicago IL 60606	Director
	Vaughan Nelson Investment Management, Inc. 600 Travis Street, Suite 3800 Houston, TX 77002	Director
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	NIM-os, LLC One Financial Center, Boston, MA 02111	Manager

Name and Position with Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company
Aziz V. Hamzaogullari Chief Investment Officer, Growth Equity Strategies, Portfolio Manager and Director	None.	None.
Kinji Kato Director	Natixis Investment Managers Japan Ark Hills South Tower 8F 4-5, Roppongi 1-chome, Minato-ku Tokyo 106-0032 Japan	Honorary Chairman
Maurice Leger Head of Global Distribution and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
	Loomis Sayles Distributors, L.P. One Financial Center, Boston, MA 02111	President
	Loomis Sayles Capital Re, SAS 43 avenue Pierre Mendès -France 75013 Paris	Supervisory Board Member
Richard G. Raczkowski Co-Head and Portfolio Manager, Relative Return, and Director	None.	None.
Rebecca O’Brien Radford General Counsel, Secretary and Director (1/1/23 to present); Deputy General Counsel (2021 to 2023)	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited 77 Coleman Street, 6th Floor, London, England EC2R 5BJ	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director and Secretary (2020 - 2022)
	Loomis Sayles Capital Re, SAS 43 avenue Pierre Mendès -France 75013 Paris	Supervisory Board Member
	NIM-os Technologies, Inc. One Financial Center, Boston, MA 02111	Director
	NIM-os, LLC One Financial Center, Boston, MA 02111	Manager and General Counsel

Name and Position with Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company
Philippe Setbon Director	Natixis Investment Managers 59 avenue Pierre Mendès-France, 75013 Paris, France	Chief Executive Officer (Dec. 2023 – present)
	Natixis 7 Promenade Germaine Sablon, 75013 Paris, France	Member of Senior Management Committee (Dec. 2023 – present)
	Ostrum Asset Management 42 avenue Pierre Mendès-France, 75013 Paris, France	Chief Executive Officer (2019 – Dec. 2023)
	Natixis TradEx Solutions 59 avenue Pierre Mendès-France, 75013 Paris, France	Director (2020 – present)
	Harris Associates L.P. 111 South Wacker Drive, Suite 4600 Chicago, Illinois 60606	Director (Jan. 2024 – present)
	AEW Capital Management, L.P. Two Seaport Lane, Boston Massachusetts 02210	Director (Jan. 2024 – present)
Susan L. Sieker Chief Financial Officer and Director	Loomis Sayles Investments Limited 77 Coleman Street, 6th Floor, London, England EC2R 5BJ	Chief Financial Officer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
	Loomis Sayles Capital Re, SAS 43 avenue Pierre Mendès -France 75013 Paris	Supervisory Board Member
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #05-01/03, Ocean Financial Centre, Singapore 049315	Director
	NIM-os Technologies, Inc. One Financial Center, Boston, MA 02111	Director
	NIM-os, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
Elaine M. Stokes Co-Head and Portfolio Manager, Full Discretion, and Director	None.	None.
David L. Waldman Deputy Chief Investment Officer (2013 to 2021), Chief Investment Officer (2021 to present) and Director	Loomis Sayles Capital Re, SAS 43 avenue Pierre Mendès -France 75013 Paris	Supervisory Board Member

(12)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the NVIT Government Bond Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Managed Growth & Income Fund, NVIT Blueprint® Managed Growth Fund, NVIT Blueprint® Managed Growth & Income Fund, NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, and NVIT BlackRock Managed Global Allocation Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(13)
Newton Investment Management North America, LLC (“NIMNA”) acts as a subadviser to the NVIT BNY Mellon Dynamic U.S. Core Fund and NVIT BNY Mellon Dynamic U.S. Equity Income Fund. The directors and officers of NIMNA have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(14)
NS Partners Ltd (“NS Partners”) acts as subadviser to the NVIT NS Partners International Focused Growth Fund. To the knowledge of the Registrant, the directors and officers of NS Partners have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(15)
Putnam Investment Management, LLC (“Putnam Management”), acts as subadviser to the NVIT Putnam International Value Fund. The directors and officers of Putnam Investment Management, LLC (“Putnam Management”) have not been engaged during the past two fiscal years in any business, profession, vocation or employment of a substantial nature other than as directors or officers of Putnam Management or certain of Putnam Management’s corporate affiliates, including other subsidiaries of Putnam Management’s corporate parent, Franklin Resources, Inc. and investment companies managed by the group. Information as to the business, profession, vocation or employment of a substantial nature of Putnam Management and the directors and officers of Putnam Management within the past two fiscal years is included in the Form ADV filed by Putnam Management (File No. 801-7974), which is incorporated herein by reference.

(16)
WCM Investment Management, LLC (“WCM”) acts as subadviser to the NVIT Multi-Manager Small Cap Value Fund. To the knowledge of the Registrant, the directors and officers of WCM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(17)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the NVIT Real Estate Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(18)
Allspring Global Investments, LLC (“Allspring”) acts as subadviser to the NVIT Allspring Discovery Fund. To the knowledge of the Registrant, no director, officer, or partner of Allspring has engaged in any other business, profession, vocation or employment of a substantial nature in the capacity as director, officer, employee, partner or trustee outside of Allspring.

(19)
Victory Capital Management Inc. (“Victory Capital”) acts as a subadviser to a portion of the NVIT Victory Mid Cap Value Fund and to the NVIT Strategic Income Fund. Victory Capital is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Victory Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(20)
GQG Partners LLC (“GQG”), located at 350 East Las Olas Boulevard, 18th Floor, Fort Lauderdale, Florida 33301, is a Delaware limited liability company founded in 2016 and is an SEC registered investment adviser. GQG is a wholly owned subsidiary of GQG Partners Inc., a Delaware corporation that is listed on the Australian Securities Exchange. The majority owner of GQG Partners Inc. is QVFT, LLC, which is controlled by Rajiv Jain, GQG’s Chairman and Chief Investment Officer.

GQG provides investment management services for institutions, mutual funds and other investors using emerging markets, global, international and US equity investment strategies.

ITEM 32. PRINCIPAL UNDERWRITERS

(a)	NFD, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Mutual Funds.
(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below is One Nationwide Plaza, Columbus, Ohio 43215.

Name:	Position with NFD:	Position with Registrant:
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	President	Senior Vice President and Head of Fund Operations
Ewan T. Roswell	Associate Vice President and Treasurer	N/A
Denise L. Skingle	Senior Vice President and Secretary	N/A
Jennifer L. Monnin	Chief Marketing Officer	N/A
John L. Carter	Manager	N/A
Steven A. Ginnan	Manager	N/A
Kevin T. Jestice	Manager	President, Chief Executive Officer and Principal Executive Officer

(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, MA 02108-3002
Nationwide Variable Insurance Trust
One Nationwide Plaza
Columbus, Ohio 43215

ITEM 34. MANAGEMENT SERVICES
Not applicable.

ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 1st day of July, 2025.

NATIONWIDE VARIABLE INSURANCE TRUST

BY:	/s/ Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant